                                                                   EXHIBIT 10.10

                                 AMENDMENT TO
                364-DAY $10,000,000 REVOLVING CREDIT AGREEMENT

     AMENDMENT TO 364-DAY $10,000,000 REVOLVING CREDIT AGREEMENT, dated as of May 31, 2000, among NEWPORT CORPORATION (herein referred to as the "Borrower") and ABN AMRO BANK N.V. (herein referred to as the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender are parties to that certain 364-Day $10,000,000 Revolving Credit Agreement, dated as of October 29, 1999 (the "Credit Agreement"); and

     WHEREAS, the Borrower has requested that the Credit Agreement be amended in certain respects; and

     WHEREAS, the Borrower has requested, among other things, that the Lender increase the Commitment and extend the Termination Date; and

     WHEREAS, the Lender is willing to so amend the Credit Agreement, subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound thereby, covenant and agree as follows:

      1. General. All terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as defined in the Credit Agreement as further amended hereby.

      2. Cover Page. The reference to the amount "$10,000,000" on the cover page to the Credit Agreement shall be deleted.

      3. Revolving Credit. Section 1.1 of the Credit Agreement shall be hereby amended by deleting the amount "$10,000,000" in line 9 thereof and substituting in its place the amount of "$20,000,000" therefor.

      4. Revolving Credit Loans. Section 1.2 of the Credit Agreement shall be amended by deleting the amount "$10,000,000" in line 6 thereof and substituting in its place the amount of "$20,000,000" therefor.

      5. Definitions. Section 4.1 of the Credit Agreement shall be and is hereby amended as follows:

        (a) The definition of "Adjusted LIBOR" shall be amended and restated in its entirety as follows:

          "Adjusted LIBOR" means a rate per annum determined by the Bank in accordance with the following formula:

                Adjusted LIBOR =           LIBOR
                                  -----------------------
                                  100%-Reserve Percentage

          "Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any marginal, emergency, supplemental or other special reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D) (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Portions is determined or any category of extensions of credit or other assets that include loans by non-United States offices of the Bank to United States residents), but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Bank at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Bank for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Bank during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on

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          that service or such other service as may be nominated by the British
          Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Bank shall be conclusive and binding absent manifest error.

              (b) The definition "Termination Date" shall be amended by deleting the date "September 30, 2000" and substituting the date "May 30, 2001" therefor.

              (c) The definition of "3-Year Agreement" shall be amended by (i) deleting the amount "15,000,000" therein and (ii) inserting after the phrase "Revolving Credit Agreement" the phrase, "as amended," therein.

      6. Tangible Net Worth. Section 7.9 of the Credit Agreement shall be amended by (i) deleting the amount "$50,465,000" therein and substituting the amount "$56,677,000" therefor and (ii) deleting the date "December 31, 1998" therein and substituting the date "December 31, 1999" therefor.

      7. Revolving Note. The Note found in Exhibit A to the Credit Agreement shall be amended and restated in its entirety by replacing such with Exhibit A attached hereto.

      8. Representations. In order to induce the Lender to execute and deliver this Amendment, the Borrower hereby represents to the Lender that as of the date hereof the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lender) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

      9. Effectiveness. This Amendment shall become effective (i) when it shall be executed by the Borrower and the Lender, (ii) the Borrower shall have executed and delivered a new Note to the Lender as identified in Exhibit A hereto, (iii) the Lender has received certified copies of the resolutions of the Board of Directors of the Borrower approving the increase and extension described herein, (iv) the Lender shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Lender or its counsel may reasonably request. This Amendment may be executed in separate counterparts, all of which taken together shall constitute one and the same instrument. This agreement shall be construed and determined in accordance with the laws of the State of California. Except as herein specifically amended, the Credit Agreement shall be and remain in full force and effect and wherever reference is made in any note, document, letter or other communication to the Credit Agreement, such reference shall, without more, be deemed to refer to the Credit Agreement as amended hereby.


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

     In Witness Whereof, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


                            NEWPORT CORPORATION, as Borrower



                            By /s/    ROBERT C. HEWITT
                               -----------------------------
                               Title: Vice President, CFO and Secretary

                            ABN AMRO BANK N.V., as Lender



                            By  /s/ JOHN A. MILLER
                                ----------------------------
                                    John A. Miller
                               Title: Senior Vice President



                            By /s/ MITSOO IRAVANI
                               -----------------------------
                                   Mitsoo Iravani
                               Title: Assistant Vice President



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

                                   EXHIBIT A

                              NEWPORT CORPORATION

                             REVOLVING CREDIT NOTE

$20,000,000                                                         May 31, 2000

     On the Termination Date, for value received, the undersigned, Newport Corporation, a Nevada corporation (the "Company"), hereby promises to pay to the order of ABN AMRO BANK N.V. (the "Bank") at its office at 300 South Grand Avenue, Los Angeles, California, the principal sum of (i) TWENTY MILLION and no/100 Dollars ($20,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences Loans made and to be made to the Company by the Bank under the Revolving Credit provided for under that certain 364-Day Revolving Credit Agreement, as amended, dated as of October 29, 1999 between the Company and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and the Company hereby promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each Loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any Fixed Rate Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any Fixed Rate Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of California without regard to principles of conflicts of laws.

                                 NEWPORT CORPORATION

                                 By: /s/ ROBERT C. HEWITT
                                    -----------------------------------
                                 Name: Robert C. Hewitt
                                      ---------------------------------
                                 Its:  Vice President and Chief
                                     ----------------------------------
                                       Financial Officer
                                     ----------------------------------


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